Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Brightpoint, Inc., an Indiana corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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SIGNATURE
          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 10th day of August, 2007.

NORDIC CAPITAL VI LIMITED
By:	/s/ Andrew Bennett
	Name:	Andrew Bennett
	Title:	Director

DANGAARD HOLDING A/S
By:	/s/ Christian Dyvig
	Name:	Christian Dyvig
	Title:	Director